UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [   ]

Check the appropriate box:

[   ] Preliminary proxy statement.
[   ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[   ] Definitive proxy statement.
[X] Definitive additional materials.
[   ] Soliciting material pursuant to §240.14a-12.

ADE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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On July 11, 2006, ADE Corporation, or ADE, and KLA-Tencor Corporation, or KLA-Tencor, announced that the acquisition of ADE will be delayed pending approval from German antitrust authorities. The acquisition has already been cleared by the antitrust authorities in the United States and in all other applicable jurisdictions.

German authorities have notified KLA-Tencor that a Phase II investigation of the proposed acquisition of ADE by KLA-Tencor has begun. KLA-Tencor and ADE stated that they will continue to cooperate with the German authorities to facilitate a timely review. Both firms are confident that the acquisition will ultimately receive clearance.

The special meeting of ADE stockholders to consider the acquisition will be held as scheduled on July 13, 2006. Assuming that the acquisition receives stockholder approval, the parties anticipate that the acquisition will be completed once German antitrust clearance is obtained.

Warning Concerning Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and federal securities law. Such forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Those statements that make reference to expectations, predictions, beliefs, and assumptions should be considered forward-looking statements. These statements include, but are not limited to, those associated with the expected closing time for the proposed merger and the obtaining of clearance from German antitrust authorities. These statements involve risks and uncertainties including those associated with the failure of ADE shareholders to approve the proposed merger; delays in obtaining, or adverse conditions contained in, the German antitrust authorities’ regulatory approvals; failure to consummate or delay in consummating the proposed merger for other reasons, changes in laws or regulations and other similar factors. Further information on potential factors that could affect KLA-Tencor’s or ADE’s respective businesses is contained in their reports on file with the Securities and Exchange Commission, including their respective Form 10-K’s. KLA-Tencor and ADE are under no obligation to (and expressly disclaim any such obligation to) update or alter their respective forward-looking statements whether as a result of new information, future events or otherwise.